                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -----------------------



                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earlier event reported): December 10, 1998
                                                        ------------------

                          NETLIVE COMMUNICATIONS, INC.
         ---------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)






     Delaware                     1-12021                    13-3848652
------------------------    ---------------------        -------------------
(State of Incorporation     (Commission File No.)        (IRS Identification
or other Jurisdiction)                                         Number)





                                 330 16th Street
                            Brooklyn, New York 11215
                    ----------------------------------------
                    (Address of Principal Executive Offices)




                                 (212) 343-7082
               ---------------------------------------------------
               (Registrant's Telephone Number Including Area Code)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         As disclosed in the Current Report on Form 8-K (the "8-K") which is amended hereby, on December 10, 1998, NetLive Communications, Inc., a Delaware corporation (the "Registrant") sold shares of its Common Stock, $.0001 par value per share, and non-voting Series A Convertible Preferred Stock which in the aggregate would equal, when fully issued and converted, approximately ninety percent (90%) of the Common Stock to several Australian purchasers, including Newton Grace Pty Limited, an Australian corporation ("Newton Grace"). Simultaneously with such purchase, Newton Grace sold all of the operating assets of its consumer electric goods business to two wholly-owned Australian subsidiaries of the Registrant.

         For accounting purposes, these transactions (the "Transactions") are treated as a reverse merger in which Newton Grace becomes the accounting acquirer and the historical financial statements of Newton Grace replace those of the Registrant. Accordingly, the Registrant will now be reporting on a June 30 year end. The Newton Grace financial statements presented in this report have been adjusted to reflect the Common Stock and Preferred Stock of the Registrant as if the Transactions were consummated and completed on December 31, 1998.

         The financial statements presented in this report are expressed in United States Dollars.

         Because when the Registrant filed the 8-K it did not have available the financial statements required to be filed, the Registrant did not file such financial statements at that time. Pursuant to Item 7.(a)4 of Form 8-K, the Registrant is filing all required financial statements in this amendment on Form 8-K/A-1.

         (a) Financial Statements of Businesses Acquired.
             --------------------------------------------

             This Report includes the following financial statements of Newton
             Grace:

             Auditor's Report

             Consolidated Statements of Operations
             for the Years Ended
             June 30, 1998, 1997, and 1996 (audited)

             Consolidated Balance Sheets at
             June 30, 1998 and 1997 (audited)

             Consolidated Statements of Changes in Shareholders
             Equity for the Years Ended
             June 30, 1998, 1997, and 1996 (audited)

             Consolidated Statements of Cash Flows
             for the Years Ended
             June 30, 1998, 1997, and 1996 (audited)

             Notes to Consolidated Financial Statements

             Consolidated Balance Sheet at
             December 31, 1998 (unaudited)

             Consolidated Statements of Operations
             for the Six Months Ended
             December 31, 1998 and 1997 (unaudited)

             Consolidated Statements of Cash Flows
             for the Six Months Ended
             December 31, 1998 and 1997 (unaudited)

             Notes to Consolidated Financial Statements

         (b) Pro Forma Financial Information.
             --------------------------------

             Because the Transactions are treated for accounting purposes as a reverse merger in which Newton Grace becomes the accounting acquirer, no pro forma financial information is required.

         (c) Exhibits:
             ---------

             2(a) Amended and Restated Stock Purchase and Reorganization
                  Agreement dated as of December 10, 1998 by and among NetLive Communications, Inc., Linda Industries Pty Limited, Modara Oaks Pty Limited, Budbox Pty Limited, Playbyrne Investments Pty Limited, Newton Grace Pty Limited, Intercorp Group Pty Limited, Hallendon Pty Limited, Geoffrey Russell Player, and Vicki Gaye Player, incorporated by reference to Exhibit 2(a) to Registrant's Current Report on Form 8-K Dated December 10, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NETLIVE COMMUNICATIONS, INC.


                                 By: /s/Geoffrey Russell Player
                                    --------------------------------------------
                                    Name: Geoffrey Russell Player
                                    Title: Chief Executive Officer and President



Dated: February 22, 1999

Item 7.(a) Financial Statements of Businesses Acquired












                              NEWTON GRACE PTY LTD

                       CONSOLIDATED FINANCIAL STATEMENTS

                             PREPARED UNDER US GAAP

                                  30 JUNE 1998


                                                         Pricewaterhouse Coopers
                                                                [logo]

                              NEWTON GRACE PTY LTD

                          INDEPENDENT AUDITORS' REPORT



We have audited the accompanying balance sheets of Newton Grace Pty Ltd as of June 30, 1998, 1997 and 1996 and the related statements of income, changes in shareholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newton Grace Pty Ltd as of June 30, 1998, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers





Melbourne, Australia

           19 August 1998

                              NEWTON GRACE PTY LTD
                       CONSOLIDATED STATEMENTS OF INCOME
                            IN UNITED STATES DOLLARS



                                                         (ACQUISITION
                                            12 MONTH         DATE)        JULY 1 TO      12 MONTH       12 MONTH
                                            PERIOD TO     NOV. 21 TO    (ACQUISITION     PERIOD TO     PERIOD TO
                                             JUNE 30        JUNE 30         DATE)         JUNE 30       JUNE 30
                                              1998           1998       NOV. 21 1997       1997           1996
                                   NOTE        $US            $US            $US            $US           $US

Net sales                                     11,774,468     8,929,617       2,540,258    15,502,040     13,700,067
Cost of goods sold                             7,637,898     5,693,852       1,757,658     9,361,584      8,782,690
                                             -----------   -----------     -----------   -----------    -----------
Gross profit                                   4,136,570     3,235,765         782,600     6,140,455      4,917,377
Operating expenses/(income):
Selling, general and                           2,714,057     2,029,051         618,117     2,485,274      2,797,935
administrative expense
Amortisation of intangibles                      111,755       111,755               -             -              -
Provision for stock obsolescence                       -             -               -       207,737              -
Bad debts                                          8,481             -           8,481         4,055            763
Bank charges and interest                         29,049        16,747          12,150        17,817         19,465
Travel and entertainment expenses                 43,709        28,003          15,160        15,500         13,431
Provision for warranties                               -             -               -        76,580              -
Provision for redundancy pay                    (64,755)      (64,755)               -        76,580              -
Provision for doubtful debts                     (5,101)         (971)         (4,326)        19,145              -
Profit on sale of assets                         (2,362)       (2,362)               -       (8,146)              -
Penalty on late payment of tax                    30,001        30,001               -             -              -
instalments
Sundry                                               600           600               -             -        (2,036)
                                             -----------   -----------     -----------   -----------    -----------
Operating Income                               1,271,136     1,087,696         133,018     3,245,913      2,087,819
Other Expense/(Income):
Interest expense                                  30,438        30,438               -           908              -
Interest income
- third parties                                (523,263)     (290,628)       (231,154)     (710,357)      (791,644)
- related parties                  15           (29,673)      (29,673)               -     (132,257)      (223,061)
Option premium expense                           140,029       140,029               -             -              -
                                             -----------   -----------     -----------   -----------    -----------
Income before tax                              1,653,605     1,237,530         364,172     4,087,618      3,102,524
Income taxes                        2            726,965       574,433         131,102     1,477,270      1,123,222
                                             -----------   -----------     -----------   -----------    -----------
Net Income                                       926,640       663,097         233,070     2,610,349      1,979,302
                                             ===========   ===========     ===========   ===========    ===========



The accompanying notes form an integral part of these financial statements.

                              NEWTON GRACE PTY LTD
                           CONSOLIDATED BALANCE SHEET
                       AS AT 30 JUNE 1998, 1997 AND 1996
                            IN UNITED STATES DOLLARS

                                                      NOTES              1998             1997            1996
ASSETS                                                                    $US              $US             $US

  Cash and cash equivalents                                               311       10,424,120       6,407,622
  Cash under restricted use                                         9,099,000                -               -
  Receivables, net                                      3           2,618,952        6,010,383       5,997,788
  Amounts receivable from related parties               3             846,182                -          97,529
  Investments                                           4             235,819          508,893       3,775,386
  Inventories                                           5           3,582,617        2,865,607       2,172,175
  Prepaid expenses                                                     75,173           40,594           2,116
  Prepaid expenses to a related party                  15             327,928                -               -
  Deferred tax asset                                    2                   -           36,999               -
                                                                -------------     ------------    ------------
Total current assets                                               16,785,982       19,886,596      18,452,616
  Amounts receivable from related parties               3                   -                -       1,403,937
  Property, plant and equipment, net                    6           1,447,790          489,116         680,044
  Intangibles, net                                      7           3,353,347                -               -
  Deferred tax asset                                    2              37,397           84,331          18,107
                                                                -------------     ------------    ------------
Total non-current assets                                            4,838,534          573,447       2,102,088
                                                                -------------     ------------    ------------
TOTAL ASSETS                                                       21,624,516       20,460,043      20,554,704
                                                                =============     ============    ============
LIABILITIES
  Bank overdraft                                                      135,321                -               -
  Accounts payable and accrued expenses                             1,572,970        1,474,821       1,900,464
  Amounts payable to related parties                    8                   -          360,305          28,736
  Provision for income tax                                            393,254        1,196,310         806,319
  Deferred tax liability                                2              48,661                -          49,673
  Lease liabilities                                     9              15,837                -               -
  Other                                                10             161,097          306,022         176,583
                                                                -------------     ------------    ------------
Total current liabilities                                           2,327,140        3,337,458       2,961,775
  Lease liabilities                                     9              65,799                -               -
  Amounts payable to related parties                    8                   -                -       1,485,246
                                                                -------------     ------------    ------------
Total non-current liabilities                                          65,799                -       1,485,246
                                                                -------------     ------------    ------------
Total liabilities                                                   2,392,939        3,337,458       4,447,021
                                                                -------------     ------------    ------------
SHAREHOLDERS' EQUITY
Share Capital - 10,000 shares authorised,
12 shares issued and outstanding                                            9                9               9
Additional paid-in capital                                          5,072,271                -               -
Capital profits reserve                                                 2,540            2,540           2,540
Retained earnings                                                  17,459,071       16,532,431      14,594,942
Foreign Currency Translation Reserve                              (3,302,314)          587,605       1,510,192
                                                                -------------     ------------    ------------
Total shareholders equity                                          19,231,577       17,122,585      16,107,683
                                                                =============     ============    ============
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                          21,624,516       20,460,043      20,554,704
                                                                =============     ============    ============
Commitments for expenditure                            11
Contingent liabilities                                 12




The accompanying notes form an integral part of these financial statements.

                              NEWTON GRACE PTY LTD

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
                            IN UNITED STATES DOLLARS




                                          ADDITIONAL    CAPITAL                    FOREIGN          TOTAL
                               ISSUED      PAID-IN      PROFITS      RETAINED      CURRENCY     SHAREHOLDERS
                     NOTE      CAPITAL     CAPITAL      RESERVE      EARNINGS    TRANSLATION       EQUITY
                                                                                   RESERVE

                                 $US         $US          $US          $US           $US             $US


Opening balance -                  9            -        2,540   14,486,600              -      14,489,148
1 July 1995
Net income                         -            -            -    1,979,302              -       1,979,302

Dividends paid                     -            -            -   (1,870,960)             -      (1,870,960)
Foreign Currency                   -            -            -            -      1,510,192       1,510,192
Translation
                            --------     --------    ---------  -----------    -----------    ------------
Closing balance -                  9            -        2,540   14,594,942      1,510,192      16,107,682
30 June 1996
Net income                         -            -            -    2,610,349              -       2,610,349

Dividends paid                     -            -            -     (672,860)             -        (672,860)
Foreign Currency                   -            -            -            -       (922,587)       (922,587)
Translation
                            --------     --------    ---------  -----------    -----------    ------------
Closing balance -                  9            -        2,540   16,532,431        587,605      17,122,584
30 June 1997
Net income                         -            -            -      240,995              -         240,995
Dividends paid                     -            -            -            -              -               -
                            --------     --------    ---------  -----------    -----------    ------------
Closing balance -                  9            -        2,540   16,773,426        587,605      17,363,579
21 November 1997
(Acquisition date)
Net income                         -            -            -      685,645              -         685,645

Dividends paid                     -            -            -            -              -               -

Additional paid-in     14          -    5,072,271            -            -              -       5,072,271
capital

Foreign Currency                   -            -            -            -     (3,889,918)     (3,889,918)
Translation
                            --------     --------    ---------  -----------    -----------    ------------
Closing balance -                  9    5,072,271        2,540   17,459,071     (3,302,313)     19,231,577
30 June 1998                ========    =========    =========  ===========    ===========    ============




The accompanying notes form an integral part of these financial statements.

                             NEWTON GRACE PTY LTD

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            IN UNITED STATES DOLLARS



                                                     (ACQUISITION
                                          12 MONTH        DATE)       JULY 1 TO     12 MONTH       12 MONTH
                                         PERIOD TO     NOV. 21 TO   (ACQUISITION    PERIOD TO     PERIOD TO
                                          JUNE 30        JUNE 30        DATE)        JUNE 30       JUNE 30
                                            1998          1998      NOV. 21 1997      1997           1996
                                            $US            $US           $US           $US           $US

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                    14,239,846     7,319,401     6,238,918    14,939,362     12,853,703

Payments to suppliers                    (11,396,583)   (5,646,015)     5,205,121    13,002,923     11,060,813
and employees                           -------------  ------------  ------------  ------------  -------------
                                            2,843,263     1,673,386     1,033,797     1,936,439      1,792,890

Interest received                             606,970       290,628       287,292       750,132        783,993

Interest and finance costs paid              (33,041)      (33,041)             -         (908)              -

Income tax paid                           (1,203,797)     (912,818)     (233,364)   (1,185,846)    (2,200,378)
                                        -------------  ------------  ------------  ------------  -------------
Net cash provided by operating              2,213,396     1,018,155     1,087,725     1,499,817        376,505
activities

CASH FLOWS FROM INVESTING ACTIVITIES

Payments for purchases of property,         (104,243)      (94,367)       (4,886)      (63,959)      (128,097)
plant and equipment

Proceeds from sales of property,                9,797         6,087         3,241        74,681              -
plant and equipment

(Payments) for/proceeds from                  200,293     (251,739)       442,446     3,143,921      1,441,535
investments

Net proceeds from/(payments to)           (1,700,557)   (1,700,557)             -       490,559        452,031
related parties

Payments for cash deposits held under     (8,775,000)   (8,775,000)             -             -              -
restriction
                                        -------------  ------------  ------------  ------------  -------------
Net cash provided/(used) by investing    (10,369,710)  (10,815,576)       440,800     3,645,202      1,765,469
activities

CASH FLOWS FROM FINANCING ACTIVITIES

Increase in bank overdraft                    144,456       144,456             -             -              -
Dividends paid                                      -             -             -     (672,860)    (1,870,960)
                                        -------------  ------------  ------------  ------------  -------------
Net cash flows provided/(used) in             144,456       144,456             -     (672,860)    (1,870,960)
financing activities

NET INCREASE/(DECREASE) IN CASH AND       (8,011,858)   (9,652,965)     1,528,525     4,472,159        271,014
CASH EQUIVALENTS

Effects of exchange rate changes in       (2,411,951)   (1,608,063)     (691,306)     (442,658)        531,535
the balances of cash  held in foreign
currencies at the beginning of the
financial year

Cash and cash equivalents at               10,424,120    11,261,339    10,424,120     6,394,619      5,592,070
beginning of the period
                                        -------------  ------------  ------------  ------------  -------------
CASH AND CASH EQUIVALENTS                         311           311    11,261,339    10,424,120      6,394,619
AT END OF THE PERIOD                    =============  ============  ============  ============  =============

Non cash financing activities             Note 19




The accompanying notes form an integral part of these financial statements.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996
                            IN UNITED STATES DOLLARS


NOTE 1            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Newton Grace Pty Ltd was incorporated in Melbourne, Australia in September 1982 and acquired the electric blanket manufacturing business known as "Linda Electric Industries". The principal activities of the company are the manufacturing, importing and sale of electrical consumable household and personal care products such as electric blankets, kettles, toasters, hair care and irons.

Effective November 21, 1997 the company was beneficially acquired by Budbox Pty Ltd for US$21.1 million. Refer to note 14 for details of change in ownership.

A summary of the significant accounting policies used in the preparation of the accompanying financial statements follows:

BASIS OF PREPARATION
The consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("US GAAP").

The financial statements include the consolidation of Peter Pan Electrics Pty Ltd. All transactions between entities included in the financial statements have been eliminated.

The functional and reporting currency of the company is Australian dollars. All numbers reported are in Australian dollars unless otherwise specifically stated.

Due to the company being privately owned, with ultimate management control and ownership of the company being held by the directors, the operating results and financial position of the company as disclosed in the financial statements may significantly differ from those that would have been obtained if the management control of the company was independent from ownership. Transactions between the company and its directors, included in the determination of net income, are set out in Note 15.

USE OF ESTIMATES
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to the financial statements. Actual results may differ from these estimates.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE  1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION
Revenue from net sales of products is recognised upon shipments of products to customers. In addition, accruals for customers returns and rebates are recorded when revenues are recognised. The returns and rebates are recorded as a reduction to trade receivables of the company.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less. Cash with financial institutions in the form of short term deposits, held as collateral against borrowings of the parent entity and for which the use by the company is restricted, are not considered to be cash and cash equivalents due to the restrictions in place. Cash of this nature is disclosed as cash under restricted use in the balance sheet (refer to note 12 for terms of the deposit).

INCOME TAX
The company accounts for income taxes under Statement of Financial Accounting Standards No 109 " Accounting for Income Taxes" whereby income taxes are recognised during the period in which transactions enter into the determination of financial statement income, with deferred taxes being provided for temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Income tax accounting information is disclosed in note 2.

INVENTORIES
Inventories are measured at the lower of cost or market value. If the cost of inventories exceeds their market value, provisions are made for the difference between cost and market value. Costs are determined based on standard costing which approximates the first-in first-out (FIFO) basis and includes direct materials, direct labour and a proportion of variable and fixed overhead expenses.

PROPERTY, PLANT AND EQUIPMENT
To the date of the change in the beneficial ownership of the company (referred to in note 14), property, plant and equipment (excluding die casting machines) was stated at cost and was principally depreciated using the reducing balance method over the estimated useful lives of the assets. Die casting machines were stated at cost and were depreciated using a straight line method over the estimated useful lives of the assets.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE  1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
Rates of depreciation applied for major classes of assets were as follows;

Plant and Machinery                         10 - 30%
Other factory and office equipment          20 - 40%
Die casting machines                        10 - 20%
Motor vehicles & furniture and fittings     20 - 40%

On the change in ownership of the company effective November 21, 1997 property, plant and equipment was restated to fair value. Items of property, plant and equipment carried at fair value are being depreciated over the remaining useful life of the assets on a straight line basis. Assets acquired since 21 November 1997 are stated at cost and are being depreciated over the estimated useful lives of the assets. The rates of depreciation applied to the major classes of property, plant and equipment are as follows;

Plant and Machinery (including die casting) 10%
Other factory and office equipment          20%
Motor vehicles                              20%
Furniture and fittings                      20%
Equipment under capital leases              15-20%

IMPAIRMENT OF LONG-LIVED ASSETS
At each balance sheet date, and on significant changes of circumstances or events which indicate the carrying value of an asset may not be recoverable, the company reviews long-lived assets and intangibles for possible impairment in accordance with FAS No. 121, "Accounting for the Impairment of Long-Lived Assets". The implementation of FAS 121 did not have a material impact on the company.

INTANGIBLES
Goodwill
The company has classified as goodwill the excess of purchase consideration to fair value of assets of the company acquired by Budbox Pty Ltd with effect from November 21, 1997. Refer to note 14. Goodwill is being amortised on a straight line basis over 20 years. Amortisation of goodwill charged to earnings in the period amounted to US$14,426. There was no amortisation of goodwill in prior periods.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE  1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLES (CONTINUED)
Brand names
Brand names represent the portion of the purchase consideration paid by Budbox Pty Ltd which was allocated to the cost of purchasing the "Linda" brand names. Refer to note 14. These assets are amortised on a straight line basis over 20 years. Amortisation of brand names in 1998 was US$102,947. At each balance sheet date, the carrying value of brand names is evaluated in relation to the operating performance and future undiscounted net cash flows generated by the brand names.

ADVERTISING EXPENSES
All costs associated with advertising and promoting products are expensed in the period incurred. Advertising expenses of US$364,026, US$919,147 and US$1,326,891 were charged against earnings in 1998, 1997 and 1996 respectively.

WARRANTY
The company provides the ultimate consumer a warranty with each product against defects in design, materials and workmanship. The company has provided for estimated future costs relating to warranty expense based upon previous claims history. The provision for warranties at balance date was US$60,660 (1997:US$74,480, 1996 : Nil).

LEASES
Lease payments under operating leases entered into by the company, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred. Lease payments charged to earnings were US$55,995, US$222,082 and US$126,666 in 1998, 1997 and 1996 in
respect to the lease of rental property under operating leases.

Certain non-cancellable leases are classified as capital leases, and the leased assets are included as part of "Property, plant & equipment" in the balance sheet. Items under capital leases include motor vehicles and office equipment. Finance provided in taking out capital leases are included in lease liabilities as disclosed in note 9. Lease commitments payable under capital leases are disclosed in note 11.

EMPLOYEE ENTITLEMENTS
Provision is made in respect of the company's liability for vacation and long service leave at balance date. Provisions for long service leave are made for all employees with whom long service leave is legally vested which includes all employees with more than 10 years service with the company. No provision is made at balance date in respect of the company's liability for sick leave which does not vest with the employee.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE  1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PENSION PLANS
The company contributes to the Linda Electric Industries Superannuation Plan ("the Plan"). The Plan is an accumulation plan which provides benefits to employees upon retirement.

The company is obliged to contribute on behalf of all permanent employees a minimum of 6% of annual employees salary to the plan, and this is legally enforceable. Defined contribution pension expense for the company was US$152,729, US$209,580 and US$223,510 for 1998, 1997 and 1996 respectively.

Sufficient funds are available for the purposes of the Plan to satisfy all benefits that would have been vested under the Plan on the voluntary or compulsory termination of employment of each employee member. Actuarial assessments are not required as the Plan is fully vested.

The Plan forms part of the AMP Superleader Plan managed by the AMP Society in Australia.

EARNINGS PER SHARE
Due to the company being privately owned with only 12 issued shares, disclosure of primary net income per share is not considered appropriate as it would be misleading to users of the financial statements.

FINANCIAL INSTRUMENTS AND FINANCING FACILITIES
The carrying amount of cash and cash equivalents, short term investments, receivables and unsecured loans approximates fair value because of the short maturity of the instruments.

On June 30, 1998 the company purchased US dollar foreign currency options for speculative purposes. The options were purchased on June 30, 1998 for a cost of US$131,295. The cost of purchasing the options has been included in the determination of net income. The options have an expiry date of October 30, 1998 and are for a notional amount of US$2,426,400. The options are considered to be "held for trading" with the fair value of the options at the balance date being nil. Accordingly the company has not brought to account any unrealised gains or losses on the options. The fair value of the options is based on both market rates as at the balance date and forward rates. As the options were purchased by the company the risk of material loss to the company is minimal as the options are exercisable at management's discretion.

As at June 30, 1998 the company had a overdraft facility with an Australian financial institution to a limit of US$303,300. As at the balance date US$135,321 of this facility was used by the company. The interest rate applicable to the facility was 11.25%.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE  1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS AND FINANCING FACILITIES (CONTINUED)
Further financing facilities available to the company, and the used and unused portion, as at the balance date are as follows;

              FACILITY             USED        UNUSED      TOTAL FACILITY
                                   $US           $US           $US


Leasing facility                   52,453      372,167        424,620

Documentary letter of credit            -      242,640        242,640
                               ----------   ----------   ------------
                                   52,453      615,169        667,260



NOTE 2            INCOME TAX

The actual income tax expense attributable to earnings for the years ended June 30, 1998, 1997 and 1996 differed from the amounts computed by applying the Australian federal tax rate of 36% to pre-tax earnings as a result of the following:



                                                                            1998            1997          1996
                                                                             $US             $US           $US

Net income before tax                                                  1,643,226       4,087,618     3,102,524
Prima facie tax expense for the period at the rate of 36%                591,561       1,471,543     1,116,908
The following tax effect on these items caused the total
charge for income tax to vary from the above:
Non deductable depreciation                                               19,335               -             -
Amortisation of intangibles                                               42,255               -             -
Non-deductable consulting fees                                            62,471               -             -
Other                                                                     11,343           5,727         6,314
                                                                    ------------     -----------   -----------
Income tax expense for the year                                          726,965       1,477,270       123,222
                                                                    ============     ===========   ===========



Income tax expense for the year relates entirely to Australian company taxation levied by the Australian Federal Government.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 2            INCOME TAX (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax assets which required no valuation allowance and liabilities are as follows;


Current deferred tax asset/(liability);               1998           1997            1996
                                                      $US            $US             $US
   Inventories                                       59239           72736              -
   Interest receivable                              (10006)         (35737)        (49673)
   Prepaid expenses                                (145116)              -              -
   Other                                            47,222               -              -
                                                ----------       ---------      ---------
Total current deferred tax asset/(liability)       (48,661)         36,999        (49,673)

Non-current tax asset/(liability);
   Employee and post-retirement benefits            36,157          88,316         77,083
   Other                                            32,688          40,219          7,096
   Depreciation                                    (31,448)        (44,204)       (66,072)
                                                ----------       ---------      ---------
Total Non-current tax asset                         37,397          84,331         18,107
                                                ----------       ---------      ---------
Net deferred tax asset / (liability)                11,264         121,330       (31,566)
                                                ==========       =========      =========



NOTE 3            RECEIVABLES, NET


                                            NOTES
CURRENT

  Trade debtors                                        2,647,016       5,948,998      5,875,176
  Less:  Provision for doubtful debts                     30,330          42,826         25,623
                                                   -------------    ------------   ------------
                                                       2,616,686       5,906,172      5,849,553

Accrued interest receivable                                    -          91,671        137,982
Other debtors                                              2,266          12,539         10,253
                                                   -------------    ------------   ------------
                                                       2,618,952       6,010,383      5,997,788
                                                   =============    ============   ============


                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            In United States Dollars


NOTE 3        RECEIVABLES, NET (CONTINUED)

AMOUNTS RECEIVABLE FROM RELATED PARTIES


                                                    NOTES       1998           1997          1996
                                                                 $US            $US           $US

 CURRENT
 Accrued interest receivable                         15          27,796             -              -
 Loans to related party                              15         818,385             -         97,529
                                                              ---------     ---------      ---------
                                                                846,182             -         97,529
                                                              =========     =========      =========
 NON-CURRENT
   Loans to Trustees of Trusts in which  a           15               -             -      1,403,937
 director has a beneficial interest
                                                              =========     =========      =========


NOTE 4            INVESTMENTS




 Deposits held in trust                                         235,819             -              -
 Short term interest bearing investments                              -       508,893      3,775,386
                                                              ---------     ---------      ---------
                                                                235,819       508,893      3,775,386
                                                              =========     =========      =========


Deposits held in trust represents monies held in trust which are not readily accessible by the company. Interest is receivable on the deposits at market rates, excluding a deposit of US$48,528 which is held as security against a property occupied under an operating lease.

Short term investments include interest bearing term deposits with Australian banks with maturities in excess of 3 months from balance date. The average interest rate on the investments was 6%.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 5            INVENTORIES


                                                                   1998             1997              1996
                                                                    $US              $US               $US
Raw materials and stores                                      1,604,748        1,751,114         1,134,150
Work-in-progress                                                336,556          115,063            89,905
Finished goods                                                1,805,864        1,201,470           948,120
                                                           ------------     ------------       -----------
                                                              3,747,168        3,067,647         2,172,175

Less:  Provision for  inventory obsolescence                    164,551          202,040                 -
(excess of cost over market value)
                                                           ------------     ------------       -----------
                                                              3,582,617        2,865,607         2,172,175
                                                           ============     ============       ===========


NOTE 6            PROPERTY, PLANT & EQUIPMENT, NET


  Plant and equipment                                         1,354,008        1,845,773         1,939,003
  Motor vehicles                                                 26,690           69,937            63,205
  Office equipment                                               39,964           99,637           103,911
  Furniture and fittings                                         34,895           88,594           180,705
  Leased assets                                                  88,571                -                 -
                                                           ------------     ------------       -----------
                                                              1,544,128        2,103,941         2,286,824
  Less:  Accumulated depreciation                                96,338        1,614,825         1,606,780
                                                           ------------     ------------       -----------
Total  property, plant and equipment                          1,447,790          489,116           680,044
                                                           ============     ============       ===========


NOTE 7            INTANGIBLES, NET

  Brand names                                                 3,033,000                -                 -
  Goodwill                                                      425,036                -                 -
                                                           ------------     ------------       -----------
                                                              3,458,036                -                 -

  Less: Accumulated amortisation                                104,689                -                 -
                                                           ------------     ------------       -----------
  Total intangibles                                           3,353,347                -                 -
                                                           ============     ============       ===========

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 8            AMOUNTS PAYABLE TO RELATED PARTIES

                                                                        1998             1997             1996
                                                                         $US              $US              $US

CURRENT
  Unsecured loans from a director                    15                    -          360,305           28,736
                                                                 ===========       ==========      ===========

NON-CURRENT
  Unsecured loans from entities in which a           15                    -                -        1,485,246
director has a beneficial interest                               ===========       ==========      ===========



No interest charge is incurred on amounts payable to related parties and there is no fixed repayment schedule.


NOTE 9            LEASE LIABILITIES


Current
Lease liability                                                      22,408                -                -
Less : Unexpired lease charges                                        6,571                -                -
                                                                 ----------        ---------       ----------
                                                                     15,837                -                -

Non current
Lease liability                                                      76,702                -                -
Less : Unexpired lease charges                                       10,903                -                -
                                                                 ----------        ---------       ----------
                                                                     65,799                -                -
                                                                 ----------        ---------       ----------
Total lease liabilities                                              81,636                -                -
                                                                 ===========       ==========      ===========


The average weighted interest rate on capital leases during the period was 8.5%.


NOTE 10  OTHER CURRENT LIABILITIES



  Employee entitlements                                             100,437          157,062          176,583
  Warranty claims                                                    60,660           74,480                -
  Redundancy pay                                                          -           74,480                -
                                                                 ----------        ---------       ----------
                                                                    161,097          306,022          176,583
                                                                 ===========       ==========      ===========


                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 11  COMMITMENTS FOR EXPENDITURE

At June 30, 1998 the future minimum lease payments under operating and capital leases are as follows:


                                       OPERATING LEASES         CAPITAL
                                              $US               LEASES
YEAR                                                              $US

1998/99                                    133,452              22,408
1999/00                                    257,198              22,408
2000/01                                    195,325              22,408
2001/02                                          -              18,416
2002/03                                          -              13,470
                                         ---------          ----------
Total minimum lease payments               585,976              99,110
                                         =========
Less amount representing interest                               17,474
                                                            ----------
Future lease obligations                    Note 9              81,636
                                                            ==========


Rental of property and advertising space for which no lease has been executed, and for which there is no expenditure commitments, amounted to US$55,995, US$222,082 and US$126,666 in 1998, 1997 and 1996 respectively.

During the ordinary course of business the company enters into standing order arrangements with suppliers. These arrangements are cancellable at the option of the company.

NOTE 12  CONTINGENT LIABILITIES

Customer returns

As a manufacturer of goods for the retail market, the company is exposed to returns and claims from customers in respect to its products. Known returns and claims are deducted from accounts receivable at each balance date. In addition a provision for warranty claims of US$60,660 has been brought to account to cover future potential warranty claims and is based on the best estimates and the most current information available to the company. As at the balance date the directors of the company were unaware of any contingent liabilities in respect to product returns and claims, which had not been provided for, or any other matter which is likely to have a material effect on the company.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 12  CONTINGENT LIABILITIES (CONTINUED)

Registered charge against assets of the company

With effect from November 21, 1997, certain charges over the assets of the company have been granted to an Australian financial institution. The charges over the assets of the company are as follows;

(a) A registered mortgage debenture to the value of US$15,650,280 from the company over the whole of the company's assets including goodwill and uncalled capital and called but unpaid capital.

(b) A term deposit letter of set-off over a term deposit of the company, included in cash under restricted use to a value of US$9,099,000. The term deposit letter of set-off allows the Australian financial institution, with whom the deposit is held, to set-off the term deposit of the company against the borrowings of Budbox Pty Ltd.

         The term deposit has a maturity of July 16, 1998 however the deposit is continually rolled into new maturities. The average interest rate on the deposit during the period was 5.3%.

Contingent liabilities to the ultimate parent company, Budbox Pty Ltd

The company has entered into an agreement whereby if the manufacturing assets and brand names of the company are sold, Budbox Pty Ltd is entitled to a fee equalling 100% of the prior year management fee and bonus paid by the company to Budbox Pty Ltd for the provision of management services.

NOTE 13  CONCENTRATION OF CREDIT RISK

In the normal course of business the company extends credit to its customers who consist of large retail chain stores throughout Australia. In 1998 the largest retail group in Australia, Coles Myer Ltd, accounted for approximately 43% (1997: 53%, 1996 - 51%) of net sales. The Australian retail market is dominated by a small number of large retail groups. The majority of companies operating in the Australian retail market are subject to similar concentrations of credit risk as experienced by the company. The company does not believe that this concentration of sales and credit risk represents a material risk of loss with respect to its financial statements as at the balance date.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 14  CHANGE IN BENEFICIAL OWNERSHIP OF THE COMPANY

On November 21, 1997 the ultimate beneficial ownership of the company was acquired by Budbox Pty Ltd from Mr V Smart and Mrs S Smart for a cash price of US$21,120,626. Mr V Smart and Mrs V Smart were the ultimate beneficial shareholders in all of the share capital of the company until this date. On this date the ultimate beneficial shareholding of the company passed to Budbox Pty Ltd of which Mr G Player and Mrs V Player are directors and ultimate owners of all of the issued capital. Mr V Smart and Mrs V Smart ceased to be directors as at this date. The acquisition has been treated as a business combination using the purchase method of accounting.

An analysis of the purchase consideration and the fair value of assets, as determined by the acquirer, is as follows;


                                                                 $US

Purchase consideration                                          21,120,626
Less fair value of assets acquired:
Cash and cash equivalents                                       11,261,339
Receivables                                                      1,260,506
Inventories                                                      5,321,232
Prepaid expenses                                                    40,075
Property, plant and equipment                                    1,557,645
Deferred tax asset                                                 150,588
Brands and trademarks                                            3,442,500
Trade creditors and accruals                                   (1,171,768)
Provision for income tax                                         (920,973)
Provision for employee entitlements                              (165,240)
Other provisions                                                 (137,700)
                                                           ----------------
Total fair value of assets acquired                           (20,638,203)
                                                           ----------------
Excess of cost over fair value                                     482,422
                                                           ================



The excess of cost over fair value of assets acquired has been treated as goodwill and is included in note 7. The restatement of assets and liabilities to fair value with effect from November 21, 1997 has resulted in an increase in additional paid-in capital of US$5,072,271.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 15  RELATED PARTIES

Directors

The directors of the company during the financial year were as follows;

Mr V Smart                 (Resigned November 21, 1997)
Mrs S Smart                (Resigned November 21, 1997)
Mr G Player                (Appointed November 21, 1997)
Mrs V Player               (Appointed November 21, 1997)
Mr G Watkins               (Appointed November 21, 1997 resigned June 5, 1998)

Items included in the determination of net income

During the year the following items, representing transactions between the company and directors and entities in which directors have a beneficial interest, were incurred which had an effect on the determination of net income of the company:


                                                                                        12 MONTH     12 MONTH
                                                         NOV. 21 TO     JULY 1 TO      PERIOD TO    PERIOD TO
                                                          JUNE 30     NOV. 21 1997      JUNE 30,     JUNE 30,
                                                            1998           $US              1997         1996
                                                            $US                              $US          $US
Mr V Smart & Mrs S Smart

Rental of property                                                  -        59,370      222,082      126,666
Remuneration of directors (including superannuation)                -             -       85,077      129,500
Interest received on loans with entities in which                   -             -      132,257      223,061
directors have a beneficial interest
Mr G Player & Mrs V Player
Management fees - Mr G Player                                 356,180             -            -            -
Directors fee - Mrs V Player                                   16,190             -            -            -
Reimbursement of travel expenses of G Player paid by           28,005             -            -            -
Budbox Pty Ltd
Rental facility fee paid to Budbox Pty Ltd                    129,520             -            -            -
Interest income on Budbox Pty Ltd receivable                   29,673             -            -            -


                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 15  RELATED PARTIES (CONTINUED)

Items included in the determination of net income (continued)


                                                          12 MONTH     12 MONTH
                            NOV. 21 TO     JULY 1 TO      PERIOD TO    PERIOD TO
                             JUNE 30        NOV. 21        JUNE 30,     JUNE 30,
                               1998          1997              1997         1996
                               $US            $US               $US          $US

Mr G Watkins

Consulting fees                117,201             -            -            -



Balances with related entities

During the year the company paid and received cash on behalf of directors, and entities associated with the directors, which were of a personal nature and had no effect on the determination of net income. Transactions of this nature were entered into the loan accounts of the respective parties held with the company.

The balances of the loan accounts, and all other balances with related companies included in the balance sheet of the company, are set out below;


                                                      NOTES    1998          1997            1996
PAYABLES                                                        $US           $US             $US

Unsecured loans - Mr V Smart                            8         -       360,305          28,736

Unsecured loans from entities in which a director       8         -             -       1,485,246
has a beneficial interest


The unsecured loan with Mr V Smart, represents the balance of transactions between the company and Mr V Smart including the rental of property from which the company operates, payment of dividends and other cash transactions processed by the company on the behalf of Mr V Smart for which there is no effect on the determination of income. No interest was charged to the company on the loan by Mr V Smart.

Unsecured loans from entities in which a director has a beneficial interest represents loans obtained from entities associated with Mr V Smart. No interest was charged to the company on the loan and the amount was transferred to the unsecured loan account with Mr V Smart during 1997.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS



NOTE 15  RELATED PARTIES (CONTINUED)

Balances with related entities (continued)

                                                      NOTES              1998             1997            1996
RECEIVABLES AND OTHER ASSETS                                              $US              $US             $US
Unsecured Loan - Budbox Pty Ltd                         3             818,385                -               -
Interest receivable on Budbox Pty Ltd loan                             27,796                -               -
Prepaid management fee to Budbox Pty Ltd                              181,982                -               -
Prepaid rent and outgoings                                            145,946                -               -
Loan to Dudley Pines Pty Ltd                            3                   -                -          97,529
Loans to Trustees of Trusts in which  Mr V Smart        3                   -                -       1,403,937
has a beneficial interest



The receivable from Budbox Pty Ltd represents the balance of transactions outstanding between the company and Budbox Pty Ltd. The transactions represent cash payments processed by the company on the behalf of Budbox Pty Ltd for which there is no effect on the determination of income. Management fees to Mr G Player, reimbursements of travel expenses and the rental facility fee have been offset against the balance of the receivable with Budbox Pty Ltd. Interest is charged on the receivable from Budbox Pty Ltd at the end of each month at the rate of 6.7%. The total interest income earned on the receivable during the year was US$31,164.

In the month of June 1998 the company has prepaid to Budbox Pty Ltd the 1999 management fee for Mr G Player. In addition the rent and outgoing commitments for the lease of property from an unrelated third party for the 11 month period ending 30 June 1999 have been paid to entity associated with Mr G Player. The commitments are payable to the third party lessor monthly in advance, with the entity associated with Mr G Player to whom the advance payments were made, being responsible for ensuring the timely payments of the lease commitments to the lessor.

Dudley Pines Pty Ltd is an entity of which Mr V Smart is a director. No interest was received on the loan during the year and it was repaid in full during 1997.

Interest income of US$132,257 and US$223,061 was received in 1997 and 1996 respectively on the loans to trustees of trusts in which Mr V Smart has a beneficial interest. The interest rate in 1997 was 10.5% (1996 - 10.5%). During 1997 the loans were offset with the unsecured loan with Mr V Smart and therefore reduced to a nil balance at June 30, 1997. Accordingly there was no interest income earned on the balance in the year ended June 30, 1998.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 16  SEGMENT INFORMATION

The company operates principally in the one industry segment being the manufacture and sale of electrical home appliances. The company's operations are in Australia and all sales are made to the Australian domestic market.


NOTE 17  POST BALANCE DATE EVENTS

The company is currently engaged in negotiations with Netlive Entertainment Inc. ("Netlive"), a U.S. publicly listed corporation. It is proposed, subject to various approvals, that Netlive will acquire the "Linda" business from the company. The company will become one of the shareholders in Netlive.

A letter of intent has been signed. Various legal agreements and contracts have been prepared to complete the transaction. Completion is expected in October 1998.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 18 RECONCILIATION OF NET INCOME TO NET CASH INFLOW PROVIDED BY OPERATING ACTIVITIES


                                                                       1998             1997              1996
                                                                        $US              $US               $US
NET INCOME                                                         926,640        2,610,349         1,979,302

Adjustments to reconcile net income to net cash provided by:
      Depreciation and amortisation                                268,212          155,071           163,016
      Provision for doubtful debts                                  (5,101)          19,145                 -
      Provision for redundancy pay                                 (68,010)          76,580                 -
      Provision for inventory obsolescence                               -          207,737                 -
      Provision for warranties                                           -           76,580                 -
      Net gain on sale of current assets                            (2,481)          (8,145)                 -
      Interest income on loans from related parties                (31,164)        (132,257)         (222,724)
      Non cash expenses applied against  receivable from           533,866                -                 -
      related party
Change in operating assets and liabilities:
Increase/(decrease) in provision for income tax                   (651,484)         446,835         (1,046,149)
Increase/(decrease) in trade creditors                             416,857         (329,580)           362,809
Increase in inventories                                         (1,400,038)      (1,044,233)          (279,334)
(Increase)/decrease in receivables                               2,548,368         (373,135)          (632,044)
(Increase)/decrease in prepaid expenses                           (414,875)         (39,688)            42,216
(Increase)/decrease in deferred tax balances                       123,418         (155,411)           (24,507)
Decrease in other operating assets                                       -                -              9,608
Increase/(decrease) in employee provisions                         (30,812)         (10,031)            24,312
                                                              -------------     -----------         ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                        2,213,396        1,499,817            376,505
                                                              =============     ===========         ==========


NOTE 19  NON CASH FINANCING ACTIVITIES

During the year the company financed the purchase of office equipment and motor vehicles to a total value of US$96,861 using capital leases.

                              NEWTON GRACE PTY LTD

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED 30 JUNE 1998, 1997 AND 1996 (CONTINUED)
                            IN UNITED STATES DOLLARS


NOTE 20  RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

The Financial Accounting Standards Board has issued certain Statements of Financial Accounting Standards which are not effective with respect to the fiscal years presented in the consolidated financial statements.

FAS No. 130 "Reporting Comprehensive Income" was issued by the Financial Accounting Standards Board in June, 1997 and is effective for fiscal years beginning after December 15, 1997. It will be effective for the consolidated financial statements for the year ended 30 June 1999. Reclassification of financial statements for earlier periods provided for comparative purposes is required. This Statement establishes the guidelines for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general - purpose financial statements. It requires that all items that are required to be recognised under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements, it does not address issues of recognition or measurement. The Group has assessed the requirements of the statement and it is not expected that adoption of the statement will significantly effect the disclosures within the financial statements.

FAS No. 131 " Disclosures about Segments of an Enterprise and Related Information" is effective for fiscal years beginning after December 15, 1997. It will be effective for the consolidated financial statements for the year ending 30 June, 1999. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Statement establishes guidelines for the way that public business enterprises report information about operating segments in financial statements. The Statement also establishes guidelines for related disclosures about products and services, geographic areas, and major customers. Adoption of this Statement will not effect the Group's results or financial position. The company currently only predominates in one segment (as set out in Note 6). Due to this the adoption of this statement is not expected to have any effect on the segment information presented by the company.

FAS No. 132, "Employers Disclosures about Pensions and Other Post Retirement Benefits" was issued in February 1998. It requires revised footnote disclosure related to pension and other benefits. The Group is currently assessing the impact of adopting this Statement on its consolidated financial statements. The statement is effective for the consolidated financial statements for the year ending June 30, 1999.

FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998. The statement will be effective for the consolidated financial statements for the year ending June 30, 2000. The company is currently assessing the impact of this statement on the operations of the company.

                              NEWTON GRACE PTY LTD

                   MANAGEMENT REPORT ON FINANCIAL STATEMENTS



The consolidated financial statements have been prepared by management, which is responsible for the integrity and objectivity of that information. Where appropriate, they reflect estimates based on judgements of management. The statements have been prepared in conformity with accounting principles generally accepted in the United States.

The company maintains a system of internal control over financial reporting and over safeguarding of assets against unauthorised acquisition, use or disposition which is designed to provide reasonable assurance as to the reliability of financial records and the safeguarding of such assets. The system is maintained by the selection and training of qualified personnel and by establishing and communicating sound accounting and business policies.

The company's independent auditors have been engaged to render an opinion on the consolidated financial statements. They review and make appropriate tests of the data included in the financial statements.




/s/ Geoffrey R. Player
-----------------------
Executive Chairman

Melbourne, Australia

19 August 1998

                                   NETLIVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------



                                                              DECEMBER 31,
                                                                     1998
---------------------------------------------------------------------------
                                                             (unaudited)
ASSETS

Current Assets:
  Cash and cash equivalents                                 $      63,991
  Accounts receivable, net                                        396,949
  Due from related parties                                      1,309,066
  Investments                                                     118,480
  Inventories                                                   5,023,542
  Deferred tax asset                                              157,020
  Prepaid expenses                                                256,609
---------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                      7,325,657

Property, Plant and Equipment, net                              1,740,882

Intangible Assets                                               3,297,626

Deferred Tax Asset                                                 20,995
---------------------------------------------------------------------------
      TOTAL ASSETS                                            $12,385,160
===========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Bank overdraft                                            $     745,829
  Note payable - bank                                           6,123,000
  Note payable - seller                                         1,177,490
  Accounts payable and accrued expenses                         1,305,376
  Income taxes payable                                            137,812
  Current portion of capital leases                                87,596
  Other current liabilities                                       148,508
---------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                 9,725,611

Capital leases, net of current portion                            235,117
---------------------------------------------------------------------------
      TOTAL LIABILITIES                                         9,960,728
---------------------------------------------------------------------------

Stockholders' Equity:
  Capital stock                                                       900
  Convertible preferred stock                                         340
  Additional paid-in capital                                    5,072,787
  Retained earnings                                             1,541,197
  Foreign currency translation adjustment                      (4,190,792)
---------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' EQUITY                                2,424,432
---------------------------------------------------------------------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $12,385,160
===========================================================================

                         The accompanying notes should be read in conjunction with the consolidated financial statements

                                   NETLIVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                       SIX MONTHS ENDED
                                                          DECEMBER 31,
                                                    1998               1997
--------------------------------------------------------------------------------
                                                           (unaudited)
Net sales                                            $2,233,923    $2,813,411

Cost of goods sold                                    1,953,037     1,948,838
--------------------------------------------------------------------------------
Gross profit (loss)                                     280,886       864,573
--------------------------------------------------------------------------------

Selling, general and administrative
 expenses                                             1,092,681       787,644

Amortization expense                                     86,617         -
--------------------------------------------------------------------------------
Total operating expenses                              1,179,298       787,644
--------------------------------------------------------------------------------

Net income (loss) from operations                      (898,412)       76,929
--------------------------------------------------------------------------------

Other expense (income):
  Interest expense                                       28,870         5,521
  Interest income                                      (240,155)     (301,819)
--------------------------------------------------------------------------------
                                                       (211,285)     (296,298)
--------------------------------------------------------------------------------

Net income (loss) before provision
 (benefit) for income taxes                            (687,127)      373,227

Provision (benefit) for income taxes                   (187,982)      134,362
--------------------------------------------------------------------------------
Net income (loss)                                     $(499,145)     $238,865
================================================================================

Basic income (loss) per common share                     ($0.06)        $0.03
================================================================================

Weighted average number of
 common shares outstanding                            8,000,000     8,000,000
================================================================================

                            The accompanying notes should be read in
              conjunction with the consolidated financial statements

                                   NETLIVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                             SIX MONTHS ENDED
                                                                                               DECEMBER 31,
                                                                                    1998                          1997
------------------------------------------------------------------------------------------------------------------------



Cash flows from operating activities:
  Receipts from customers                                                  $   4,463,908                 $   7,207,204
  Payments to suppliers and employees                                         (4,407,594)                   (6,168,045)
  Interest received                                                              240,155                       301,819
  Interest paid                                                                  (47,073)                       (5,521)
  Income taxes paid                                                             (257,220)                     (275,114)
------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                         (7,824)                    1,060,343
------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchases of property, plant and equipment                                    (324,179)                      -
  Proceeds from sales of property, plant and equipment                              -                        1,202,216
  Net proceeds from investments                                                  118,670                       466,005
  Net payments from related parties                                             (328,189)                   (2,303,708)
  (Payments) proceeds from restricted cash                                     9,116,529                    (10,700,287)
------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                      8,582,831                    (11,335,774)
------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Increase in bank overdraft                                                     604,727                       292,169
  Dividends paid                                                             (16,417,019)                      -
  Proceeds from note payable - bank                                            6,123,000                       -
  Increase in due to seller                                                    1,177,490                       -
------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                     (8,511,802)                      292,169
------------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                              469                      (500,381)
------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                              63,674                   (10,483,643)

Cash and cash equivalents at beginning of year                                       317                    10,484,302
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                   $      63,991                $          659
========================================================================================================================

Reconciliation of net income to net cash provided by (used in) operating activities:
  Net income (loss)                                                             (499,145)                      238,865
  Adjustments to reconcile net income (loss) to net cash provided by
   (used in) operating activities:
    Depreciation and amortization                                                135,352                        37,454
    Gain on sale of property, plant and equipment                                 (2,000)                     -
    Changes in operating assets and liabilities:
    Decrease in accounts receivable                                            2,230,101                     4,394,085
    Increase in inventories                                                   (1,396,918)                   (3,145,035)
    Decrease in prepaid expenses                                                  25,792                        20,525
    Decrease in accounts payable and accrued expenses                            (35,755)                     (344,736)
    Decrease in income taxes payable                                            (465,251)                     (140,815)
------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  $      (7,824)                $   1,060,343
========================================================================================================================

                                        The accompanying notes should be read in
                          conjunction with the consolidated financial statements

                                   NETLIVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   BASIS OF                 The accompanying unaudited consolidated financial
     PRESENTATION             statements have been prepared in accordance with
     AND BUSINESS             generally accepted accounting principles and
     COMBINATION:             reflect all adjustments (consisting of normal
                              recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying consolidated financial statements should be read in conjunction with the audited financial statements of NetLive Communications,
                              Inc. ("NetLive" or the "Company") as of March 31,
                              1998 and for the year then ended and the notes thereto included in the Company's Form 10-KSB and amendment thereto and Form 8-K dated December 10, 1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes, however, that the disclosures in this report are adequate to make the information presented not misleading in any material respect.

                              In December 1998, NetLive formed two wholly owned Australian subsidiaries, Linda Industries Pty Limited ("Linda") and Modara Oaks Pty Limited ("Modara").

                              Effective December 31, 1998, NetLive, a
                              substantially inactive company subject to the reporting requirements of the Securities and Exchange Act of 1934, sold 8,000,000 shares of common stock and 1,000,000 shares of convertible preferred stock, as adjusted for a 1-for-3.4 reverse stock split, to several Australian purchasers including Newton Grace Pty Limited ("Newton Grace") and the shareholders of Newton Grace (the "Purchasers") for $10,000,000 Australian Dollars ("AUD"). Simultaneously, Linda and Modara purchased (the "Asset Purchase") the operating assets (excluding cash and certain receivables) and registered trademarks (collectively the "Assets") of Newton Grace for AUD $21,923,060. The Asset Purchase was funded in part by an AUD $10,000,000 loan from National Australia Bank Limited and an AUD $1,923,060 note payable to the seller, subject to adjustment.

                              This business combination has been accounted for as a reverse acquisition whereby NetLive is being treated as being acquired in a purchase transaction by Newton Grace, as control rests with the former Newton Grace shareholders.

                              Although prior to its acquisition by the Purchasers, NetLive had been the Registrant, the comparative financial statements of Newton Grace are presented since such entity is deemed to be the purchaser in a business combination accounted for as a purchase. Accordingly, the Registrant will now be reporting on a June 30 year-end. In addition, there have been no significant changes of accounting policy since June 30, 1998.


2.   SUMMARY OF               In accordance with Statement of Financial
     SIGNIFICANT              Accounting Standards ("SFAS") No. 52, Foreign
     ACCOUNTING               Currency Translation, the financial position and
     POLICIES:                results of operations of the Company are measured
                              using local currency as the functional currency.
                              Assets and liabilities have been translated at current exchange rates, and related revenue and expenses have been translated at average monthly

                                   NETLIVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                              exchange rates. The aggregate effect of
                              translation gains and losses has been deferred and is reflected as a separate component of stockholders' equity until there is a sale or liquidation of the underlying foreign investment.

                              The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

                              In February 1997, the Financing Accounting
                              Standards Board issued SFAS No. 128, Earnings per Share. SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net earnings divided by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities. Diluted EPS is not presented since the effect would be antidilutive.


3.    NOTES PAYABLE:          The note payable-bank bears interest at the bank's
                              lending rate (5.00% at December 31, 1998) and additionally requires a facility fee equal to 1.25% per annum, as defined. The note is due and payable on June 30, 1999. The note is collateralized by all of Linda's assets and guaranteed by NetLive. The bank also provided an AUD $1,600,000 line of credit to Linda which expires June 30, 1999 with interest currently at 8.5% per annum plus 1% to 3.5% based on outstanding balances, as defined.

                              As part of the Asset Purchase, Linda issued a promissory note payable to Newton Grace. The note is noninterest bearing, due upon demand and subject to certain adjustments, as defined.